UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	April 30, 2013

Papa John's International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2002 Papa John's Boulevard Louisville, Kentucky	40299-2367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(502) 261-7272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2013, Papa John’s International, Inc., a Delaware corporation (the “Company”), entered into a First Amended and Restated Credit Agreement (the “Amended and Restated Line”), among the Company; each of its subsidiary guarantors named in the Amended and Restated Line; RSC Insurance Services Ltd., a Bermuda company (“RSC”); PNC Bank, National Association, as a lender and in its capacity as Administrative Agent for the lenders; JPMorgan Chase Bank, N.A., as a lender and in its capacity as Co-Syndication Agent for the lenders;  U.S. Bank, National Association, as a lender and in its capacity as Co-Syndication Agent for the lenders; Bank of America, N.A., as a lender and in its capacity as Documentation Agent for the lenders; Branch Banking and Trust Company, as a lender; and PNC Capital Markets LLC and J.P. Morgan Securities LLC, each as Joint Lead Arranger and as Joint Bookrunner. The Amended and Restated Line amends and restates in its entirety the Company’s Prior Credit Agreement (defined below).

The Prior Credit Agreement was a five-year, $175 million unsecured revolving credit facility, dated September 2, 2010 and amended in November 2011 to extend the maturity date to November 30, 2016. The Amended and Restated Line increased the amount available to $300 million and extended the maturity date to April 30, 2018.  Under the Amended and Restated Line, interest rates will vary based upon LIBOR (as defined in the Amended and Restated Line) plus 75 basis points to 175 basis points (changed from 75 basis points to 150 basis points under the Prior Credit Agreement) or other rates at the Company’s option.

The Amended and Restated Line, which will be used for general corporate purposes, contains a $100 million uncommitted accordion feature. The Company’s obligations under the Amended and Restated Line are guaranteed by certain of its domestic subsidiaries. Amounts outstanding under the facility at May 6, 2013 were $130 million.  The increment over LIBOR and the commitment fee, which ranges from 15 to 25 basis points, are determined quarterly based upon the Company’s ratio of total indebtedness to earnings before interest, taxes, depreciation and amortization (EBITDA), as defined under the Amended and Restated Line. Based on the Company’s ratio of total indebtedness to EBITDA at May 6, 2013, drawn amounts bear interest at LIBOR plus 75 basis points, and undrawn amounts are subject to a commitment fee of 15 basis points. The Amended and Restated Line includes restrictive covenants, which include, among other covenants, maintenance of leverage and interest expense coverage ratios similar to the corresponding covenants under the Prior Credit Agreement.

The foregoing description of the Amended and Restated Line is intended to be a summary of the material terms, is not a complete description and is qualified in its entirety by reference to the actual Amended and Restated Line, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The Amended and Restated Line amends and replaces in its entirety the credit agreement, dated September 2, 2010 (the “Prior Credit Agreement”), by and among the Company, the guarantors party thereto, RSC, PNC Bank, National Association, as a lender and in its capacity as Administrative Agent, JPMorgan Chase Bank, N.A., as a lender and in its capacity as Syndication Agent, U.S. Bank, National Association, as a lender and in its capacity as Co-Documentation Agent,  Bank of America, N.A., as a lender and in its capacity as Co-Documentation Agent, Fifth Third Bank, as a lender and in its capacity as Co-Documentation Agent, Branch Banking and Trust Company, as a lender, PNC Capital Markets LLC, as Joint Lead Arranger and Joint Bookrunner, and J.P. Morgan Securities LLC, as Joint Lead Arranger and Joint Bookrunner, as amended. The information disclosed in response to Item 1.01 above is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in response to Item 1.01 above is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Compensation. On April 30, 2013, the Compensation Committee of the Board of Directors, with the advice of its independent Compensation Consultant, and based on Mr. John Schnatter’s performance as CEO and brand spokesperson, increased Mr. Schnatter’s base salary to $900,000 (from $714,000) and his bonus target to 90% of his base salary (from 75%) effective May 1, 2013.  The Compensation Committee also awarded him an equity grant valued at approximately $470,000, with a three-year graded vesting schedule consisting of equal values of time vested restricted stock and stock options with a 10-year term.  The equity awards are effective and the strike price for the stock options will be determined two business days after the Company’s release of first quarter 2013 earnings  (scheduled for May 7, 2013).

Retiring Board Member.  Mr. William M. Street did not stand for re-election to the Company’s Board of Directors at the Company’s 2013 Annual Meeting, since he had reached the age of retirement under the Company’s Corporate Governance Guidelines.  The Compensation Committee accelerated to April 30, 2013  Mr. Street’s outstanding stock options and restricted stock which would have otherwise been forfeited at the conclusion of Mr. Street’s term as a director, as those awards were scheduled to vest following the date of Mr. Street’s retirement from the Board.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on May 1, 2013. Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

Election of Directors. The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until his successor is duly elected and qualified. The following is a breakdown of the voting results:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Norborne P. Cole, Jr.	19,736,513	581,442	1,659	876,592

Christopher L. Coleman	20,246,663	71,285	1,666	876,592

Appointment of Ernst & Young LLP as Independent Auditor. The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 29, 2013. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

21,054,441	135,000	6,765	-

Advisory Approval of the Company’s Executive Compensation. The stockholders of the Company approved a resolution on advisory approval of executive compensation. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

19,740,095	531,395	48,124	876,592

Stockholder Proposal Regarding Polled Cattle. The resolution presented by People for the Ethical Treatment of Animals was not approved by the stockholders of the Company. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

174,042	14,646,278	5,499,294	876,592

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

10.1
First Amended and Restated Credit Agreement dated April 30, 2013 by and among Papa John’s International, Inc.; the Guarantors party thereto; RSC Insurance Services, Ltd., a Bermuda company; PNC Bank, National Association, as a lender and in its capacity as Administrative Agent for the lenders; JPMorgan Chase Bank, N.A., as a lender and in its capacity as Co-Syndication Agent for the lenders;  U.S. Bank, National Association, as a lender and in its capacity as Co-Syndication Agent for the lenders; Bank of America, N.A., as a lender and in its capacity as Documentation Agent for the lenders; Branch Banking and Trust Company, as a lender; and PNC Capital Markets LLC and J.P. Morgan Securities LLC, each as Joint Lead Arranger and as Joint Bookrunner.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Papa John’s International, Inc.
(Registrant)

Date: May 6, 2013	/s/ Lance Tucker Lance F. Tucker Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

EXHIBIT INDEX
Exhibit Number	Description of Exhibit
10.1
 First Amended and Restated Credit Agreement dated April 30, 3013 by and among Papa John’s International, Inc.; the Guarantors party thereto; RSC Insurance Services, Ltd., a Bermuda company; PNC Bank, National Association, as a lender and in its capacity as Administrative Agent for the lenders; JPMorgan Chase Bank, N.A., as a lender and in its capacity as Co-Syndication Agent for the lenders;  U.S. Bank, National Association, as a lender and in its capacity as Co-Syndication Agent for the lenders; Bank of America, N.A., as a lender and in its capacity as Documentation Agent for the lenders; Branch Banking and Trust Company, as a lender; and PNC Capital Markets LLC and J.P. Morgan Securities LLC, each as Joint Lead Arranger and as Joint Bookrunner.